                                                                    Exhibit 3(c)


                                                                           FILED
                                         In the office of the Secretary of State
                                                      of the State of California
                                                                   July 25, 1979
                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                      EARTHQUAKE ENGINEERING SYSTEMS INC.

BEN K. KACYRA and SANFORD TANDOWSKY certify that:

1. They are the duly elected and acting President and Secretary, respectively, of said corporation.

2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

                                   ARTICLE I

The name of this corporation is EARTHQUAKE ENGINEERING SYSTEMS, INC.

                                  ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

This corporation elects to be governed by all the provisions of the General Corporation Law effective January 1, 1997 not otherwise applicable to it under Chapter 23 thereof.

                                  ARTICLE IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is Seven Hundred Fifty Thousand (750,000).

Upon the amendment of this Article IV to read as hereinabove set forth, each outstanding share of capital stock is divided into ten (10) shares of capital stock.

3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors of said corporation.

4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with
(S)902 of the Corporations Code. The total number of outstanding shares of the corporation is 10,750. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

                         /s/ Ben K. Kacyra
                         ------------------
                         Ben K. Kacyra, President
                         /s/ Sanford Tandowsky
                         ---------------------
                         Sanford Tandowsky, Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at San Francisco, California, on June 13, 1979.

                         /s/ Ben K. Kacyra
                         -----------------
                         Ben K. Kacyra
                         /s/ Sanford Tandowsky
                         ----------------------
                         Sanford Tandowsky

                                                                         A235567
                                                                           FILED
                                         In the office of the Secretary of State
                                                      of the State of California
                                                                   July 13, 1981

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                     EARTHQUAKE ENGINEERING SYSTEMS, INC.

BEN K. KACRYA and SANFORD TANDOWSKY certify that:

     1. They are the Chairman of the Board and the Secretary, respectively, of EARTHQUAKE ENGINEERING SYSTEMS INC., a California corporation.

     2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

          "The name of this corporation is CYGNA ENERGY SERVICES."

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of the shareholder in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 107,500. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

                              /s/ Ben K. Kacyra
                              -----------------
                              Ben K. Kacyra
                              Chairman of the Board

                              /s/ Sanford Tandowsky
                              ---------------------
                              Sanford Tandowsky
                              Secretary

     The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge. Executed at San Francisco, California, on July 10, 1981.

                              /s/ Ben K. Kacyra
                              -----------------
                              Ben K. Kacyra

                              /s/ Sanford Tandowsky
                              ---------------------
                              Sanford Tandowsky

                                    CONSENT
                                    -------

     CYGNA DEVELOPMENT, a California corporation, does hereby consent to the change in the corporate name of EARTHQUAKE ENGINEERING SYSTEMS INC., a California corporation, to CYGNA ENERGY SERVICES.

     Dated:  July 10, 1981.

                              CYGNA DEVELOPMENT

                              By  /s/ Ben K. Kacyra
                                  ------------------------
                                  Ben K. Kacyra, President

                                                                         A313484
                                                                           FILED
                                         In the office of the Secretary of State
                                                      of the State of California
                                                                  March 20, 1986

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                             CYGNA ENERGY SERVICES


RICHARD J. STUART and SANFORD TANDOWSKY certify that:

     1. They are the President and the Secretary, respectively, of CYGNA ENERGY SERVICES, a California corporation.

     2. Article IV of the Articles of Incorporation of this corporation is amended to read as follows:

          "This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is Two Hundred Fifteen (215).

          "Upon the amendment of this Article IV to read as hereinabove set forth, each outstanding share of capital stock is converted into .002 shares of capital stock."

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of the Shareholder in accordance with Section 903 of the Corporations Code. The total number of outstanding shares of the corporation is 107,500. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

     Dated:  February 10, 1986.
                              /s/ Richard J. Stuart
                              ----------------------------
                              Richard J. Stuart, President

                              /s/ Sanford Tandowsky
                              ----------------------------
                              Sanford Tandowsky, Secretary

                                                                         A440208
                                                                           FILED
                                         In the office of the Secretary of State
                                                      of the State of California
                                                                December 8, 1993

                              AGREEMENT OF MERGER


     This Agreement of Merger (Agreement) is entered into between CYGNA ENERGY SERVICES (Survivor), a California Corporation, and CYGNA PROJECT MANAGEMENT (Disappearing), a California Corporation, the constituent corporations in this merger.

     A. The issued and outstanding stock of Disappearing consists of 10,000 common shares.

     B. The issued and outstanding stock of Survivor consists of 10,000 common shares.

     C. Survivor owns 100 percent of the issued and outstanding shares of Disappearing.

     Survivor and Disappearing agree that Survivor and Disappearing shall, on the effective date of the merger stated in this Agreement, be merged into a single corporation, Survivor, and that the terms and conditions of the merger are as stated in this Agreement. On the effective date of the merger, the separate existence of Disappearing shall cease, and Survivor, as the surviving corporation, shall succeed, without other transfer, to all the rights and property of Disappearing, and shall be subject to all the debts and liabilities of Disappearing, in the same manner as if Survivor itself had incurred them.

     The Articles of Incorporation of Survivor in effect on the effective date of the merger shall continue in effect until altered or amended as provided by the Agreements or by law. The bylaws of Survivor shall not be altered by this Agreement. The Officers and Board of Directors of Survivor shall not be altered by this Agreement.

     The shares of Survivor outstanding on the effective date shall not be changed or converted as a result of the merger, but shall remain outstanding as shares of Survivor. The outstanding shares of Disappearing shall be cancelled, and no shares of Survivor shall be issued in exchange for them.

     An executed counterpart of this Agreement of Merger and Officers' certificates of each of the constituent corporations shall be filed in the office of the California Secretary of State.

     The merger shall become effective on the date of that filing.

     IN WITNESS WHEREOF, Survivor and Disappearing, as duly authorized by their respective Boards of Directors, have caused this Agreement of Merger to be executed this 23rd day of November, 1993.

                              CYGNA ENERGY SERVICES

                              By: /s/
                                  ---------------------------
                                  (Title)   Vice President

                              By: /s/
                                  ---------------------------
                                  (Title)   Asst. Secretary

                              CYGNA PROJECT MANAGEMENT

                              By: /s/
                                  ---------------------------
                                  (Title)   President

                              By: /s/
                                  ---------------------------
                                  (Title)   Asst. Secretary

                        OFFICERS' CERTIFICATE OF MERGER
                                      FOR
                           CYGNA PROJECT MANAGEMENT




We, the undersigned, do certify that:

     1. We are, and at all times herein mentioned, were the duly elected or appointed and qualified President and Assistant Secretary of CYGNA PROJECT MANAGEMENT, herein called "said corporation," a corporation duly organized and existing under the laws of the State of California;

     2. On November 23, 1993, the Board of Directors of said corporation approved the attached merger agreement in the form attached.

     3. The total number of outstanding shares of each class of said corporation entitled to vote on the merger described in the Agreement of Merger hereto attached is:

                             10,000 COMMON SHARES

     4. The merger agreement was entitled to be and was approved by the Board of Directors of said corporation alone under the provisions of Section 1201 of the California Corporations Code because shareholder of said corporation immediately prior to the merger shall own, immediately after the merger, equity securities other than warrant or right to subscribe or purchase equity securities of the surviving corporation possessing more than five-sixths of the voting power of the surviving corporation, to wit: The shareholders of said corporation immediately before the merger will immediately after the merger own 215 outstanding voting shares of the surviving corporation.


     We declare under penalty of perjury that the foregoing is true and correct of our own knowledge. Executed at Alameda County, California, on December 6, 1993.

                              /s/ George D. O'Brien
                              ---------------------
                              George D. O'Brien, President


                              /s/ Richard E. Bonitz
                              ---------------------
                              Richard E. Bonitz, Asst. Secretary

                        OFFICERS' CERTIFICATE OF MERGER
                                      FOR
                             CYGNA ENERGY SERVICES



     We, the undersigned, do certify that:

     1. We are, and at all times herein mentioned, were the duly elected or appointed and qualified Chief Financial Officer and Assistant Secretary of CYGNA ENERGY SERVICES, herein called "said corporation, " a corporation duly organized and existing under the laws of the State of California.

     2. On November 23, 1993, the Board of Directors of said corporation approved the attached merger agreement in the form attached.

     3. The total number of outstanding shares of each class of said corporation entitled to vote on the merger described in the Agreement of Merger hereto attached is:

                               215 COMMON SHARES

     4.   The shareholder vote was unanimous.



     We declare under penalty of perjury that the foregoing is true and correct of our own knowledge. Executed at Alameda County, California, on December 6, 1993.


                              /s/ John Brusher
                              ----------------
                              John Brusher, Chief Financial Officer


                              /s/ Richard E. Bonitz
                              ---------------------
                              Richard E. Bonitz, Asst. Secretary

                                                                  A440209  FILED
                                         In the office of the Secretary of State
                                                      of the State of California
                                                                December 8, 1993
                              AGREEMENT OF MERGER

     This Agreement of Merger (Agreement) is entered into between CYGNA ENERGY SERVICES (Survivor), a California Corporation, and CYGNA CONSULTING ENGINEERS (Disappearing), a California Corporation, the constituent corporations in this merger.

     A. The issued and outstanding stock of Disappearing consists of 10,000 common shares.

     B. The issued and outstanding stock of Survivor consists of 215 common shares.

     C. CYGNA GROUP, INC. (Parent) is a Delaware Corporation that owns 100 percent of the issued and outstanding shares of both Disappearing and Survivor.

     Survivor and Disappearing agree that Survivor and Disappearing shall, on the effective date of the merger stated in this Agreement, be merged into a single corporation, Survivor, and that the terms and conditions of the merger are as stated in this Agreement. On the effective date of the merger, the separate existence of Disappearing shall cease, and Survivor, as the surviving corporation, shall succeed, without other transfer, to all the rights and property of Disappearing, and shall be subject to all the debts and liabilities of Disappearing, in the same manner as if Survivor itself had incurred them.

     The Articles of Incorporation of Survivor in effect on the effective date of the merger shall continue in effect until altered or amended as provided by this Agreement or by law. The bylaws of Survivor shall not be altered by this Agreement. The Officers and Board of Directors of Survivor shall not be altered by this Agreement.

     The shares of Survivor outstanding on the effective date shall not be changed or converted as a result of the merger, but shall remain outstanding as shares of Survivor. The outstanding shares of Disappearing shall be cancelled, and no shares of Survivor shall be issued in exchange for them.

     An executed counterpart of this Agreement of Merger and Officers' certificates of each of the constituent corporations shall be filed in the office of the California Secretary of State.

     The merger shall become effective on the date of that filing.

     IN WITNESS WHEREOF, Survivor and Disappearing, as duly authorized by their respective Boards of Directors, have caused this Agreement of Merger to be executed this 23rd day of November, 1993.

CYGNA ENERGY SERVICES                   CYGNA CONSULTING ENGINEERS

By: /s/                                 By: /s/
    ---------------------                   ---------------------
    (Title)                                 (Title)

By: /s/                                 By: /s/
    ---------------------                   ---------------------
    (Title)                                 (Title)

CYGNA GROUP, INC.  hereby consents to
the above Agreement of Merger:

CYGNA GROUP, INC.

By: /s/
    ---------------------
    (Title)

By: /s/
    ---------------------
    (Title)

                        OFFICERS' CERTIFICATE OF MERGER
                                      FOR
                             CYGNA ENERGY SERVICES



    We, the undersigned, do certify that:

    1. We are, and at all times herein mentioned, were the duly elected or appointed and qualified Chief Financial Officer and Assistant Secretary of CYGNA ENERGY SERVICES, herein called "said corporation," a corporation duly organized and existing under the laws of the State of California.

    2. On November 23, 1993, the Board of Directors of said corporation approved the attached merger agreement in the form attached.

    3. The total number of outstanding shares of each class of said corporation entitled to vote on the merger described in the Agreement of Merger hereto attached is:

                               215 COMMON SHARES

    4. The merger agreement was entitled to be and was approved by the Board of Directors of said corporation alone under the provisions of Section 1201 of the California Corporations Code because shareholder of said corporation immediately prior to the merger shall own, immediately after the merger, equity securities other than warrant or right to subscribe or purchase equity securities of the surviving corporation possessing more than five-sixths of the voting power of the surviving corporation, to wit: The shareholders of said corporation immediately before the merger will immediately after the merger own 215 of the 215 outstanding voting shares of the surviving corporation.

    We declare under penalty of perjury that the foregoing is true and correct of our own knowledge. Executed at Alameda County, California, on December 6, 1993.


                                    /s/ John Brusher
                                    ----------------
                                    John Brusher, Chief Financial Officer


                                    /s/ Richard E. Bonitz
                                    ---------------------
                                    Richard E. Bonitz, Asst. Secretary

                        OFFICERS' CERTIFICATE OF MERGER
                                      FOR
                          CYGNA CONSULTING ENGINEERS



    We, the undersigned, do certify that:

    1. We are, and at all times herein mentioned, were the duly elected or appointed and qualified President and Assistant Secretary of CYGNA CONSULTING SERVICES, herein called "said corporation," a corporation duly organized and existing under the laws of the State of California;

    2. On November 23, 1993, the Board of Directors of said corporation approved the attached merger agreement in the form attached.

    3. The total number of outstanding shares of each class of said corporation entitled to vote on the merger described in the Agreement of Merger hereto attached is:

                             10,000 COMMON SHARES

    4.  The Shareholder vote was unanimous.



    We declare under penalty of perjury that the foregoing is true and correct of our own knowledge. Executed at Alameda County, California, on December 6, 1993.


                                    /s/ George D. O'Brien
                                    ---------------------
                                    George D. O'Brien, President


                                    /s/ Richard E. Bonitz
                                    ---------------------
                                    Richard E. Bonitz, Asst. Secretary

                                                                         A442238
                                                                           FILED
                                         in the office of the Secretary of State
                                                      of the State of California
                                                                February 3, 1994


             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           OF CYGNA ENERGY SERVICES



STEPHEN W. KAHANE and RICHARD E. BONITZ certify that:

1. They are the president and assistant secretary, respectively, of Cygna Energy Services, a California corporation.

2. The following amendment to the articles of Incorporation of the corporation has been duly approved by the board of directors of the corporation.

       Article I of the Articles of Incorporation of this corporation is amended to read as follows:

       "The name of this corporation is
       CYGNA CONSULTING ENGINEERS AND PROJECT MANAGEMENT, INC.

3. The amendment was duly approved by the required vote of shareholders in accordance with section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was 215, the favorable vote of a majority of such shares is required to approve the amendment, and the number of such shares voting in favor of the amendment equaled or exceeded the required vote.


                                    /s/ Stephen W. Kahane
                                    ---------------------
                                    Stephen W. Kahane, President


                                    /s/ Richard E. Bonitz
                                    ---------------------
                                    Richard E. Bonitz, Assistant Secretary


The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at Oakland, California, on February 1, 1994.

                                    /s/ Stephen W. Kahane
                                    ---------------------
                                    Stephen W. Kahane


                                    /s/ Richard E. Bonitz
                                    ---------------------
                                    Richard E. Bonitz

                           CERTIFICATE OF OWNERSHIP

MICHAEL K. GOLDMAN AND PAUL WEEKS, II, DO HEREBY CERTIFY:

     FIRST: That they are the Senior Vice President and Secretary, respectively, of Cygna Consulting Engineers and Project Management, Inc., a California corporation (the "Corporation").

     SECOND: That the Corporation owns all of the issued and outstanding shares of capital stock of Cygna Energy Services Michigan, Inc., a Michigan corporation.

     THIRD: That the board of directors of this Corporation duly adopted the following resolutions:

     RESOLVED, that the Corporation merge into itself its wholly owned subsidiary, Cygna Energy Services Michigan, Inc., a Michigan corporation, and assume all of said subsidiary's liabilities and obligations (the "Merger"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), attached as Exhibit A hereto; and

     FURTHER RESOLVED, that the Merger Agreement and the transactions contemplated thereby be, and they hereby are, authorized, adopted, ratified, and approved as of the Effective Date of the Merger (as set forth in Section 1.02 of the Merger Agreement); and

     FURTHER RESOLVED, that immediately following the Merger the separate existence of Cygna Energy Services Michigan, Inc. shall terminate and the Corporation shall be the surviving corporation; and

     FURTHER RESOLVED, that the President, any Senior Vice President, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary, and the Assistant Secretary of the corporation (each such person an "Authorized Officer" and collectively, the "Authorized Officers") in their capacities as officers of the Corporation and without further act or resolution of the Board, be, and each of them, with full power to act without the others, hereby is, authorized, in the name and on behalf of the Corporation, (i) to execute and deliver the Merger Agreement, substantially in the form attached hereto as Exhibit A, with such changes as any of them me deem necessary or appropriate (as conclusively presumed from his or her taking such action); (ii) to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of these Resolutions to merge Cygna Energy Services Michigan, Inc. with and into the Corporation; (iii) to execute and deliver the Certificate of Ownership and Merger and any and all amendments, agreements, understandings, letters, certificates, schedules, notices, government filings, documents (including, but not limited to, any and all federal, state, local, international, administrative agency or like body filings) and an and all other items they may deem necessary or appropriate (as conclusively presumed from his or her taking such action) in connection with or to effect the Merger Agreement, these Resolutions and the transactions contemplated therein, (Iv) to file a Certificate of Ownership and Merger in the office of the Secretary of State of the States of California and Michigan, and (v) to take any and all additional steps any of they may deem necessary or appropriate (as conclusively presumed from his or her taking such action) to effect the merger and the related transactions contemplated thereby; and

     FURTHER RESOLVED, that pursuant to the immediately preceding Resolutions, if any form or forms of Resolutions are suggested and/or required by any government agency or instrumentality (including, without limitation, federal, state, local and foreign government agencies and instrumentalities) with which the Corporation has, or proposes to have, business arrangements, than such form or forms of resolutions are, upon the filing of such form or forms of resolutions with this Consent of the Board of Directors, hereby are adopted in iisdem termimis, as Resolutions of this Board, and the proper officers of the
------ ---------
Corporation are, and each of them hereby is, authorized, for and in the name of the Corporation, to complete such resolution, affix the seal of the Corporation thereto, and to file a copy of such Resolutions with this Consent of the Board of Directors.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

                              By:   /s/ Michael K. Goldman
                                    ----------------------
                                    Michael K. Goldman, Senior Vice President

                              By:   /s/ Paul Weeks, II
                                    ------------------
                                    Paul Weeks, II, Secretary